EXHIBIT 10.21

INCREASED REPLACEMENT PROMISSORY NOTE

$16,000,000.00	Palm Beach County, Florida
March 31, 2010

FOR VALUE RECEIVED, Digital Domain Holdings Corporation, a Florida corporation f/k/a Wyndcrest DD Florida, Inc., a Florida corporation (the "Borrower"), promises to pay to the order of Lydian Private Bank (the "Lender," which term shall also include any subsequent holder of this Note), the principal sum of Sixteen Million Dollars ($16,000,000.00) (the "Loan"), with interest until paid as set forth in this Note.

1.           Interest.

This Note shall bear interest at the greater of (i) six and one-half percent (6.5%) per annum or (ii) a floating rate of interest equal to the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's largest banks known as the "Wall Street Journal Prime", as such rate shall change from time to time, plus two hundred (200) basis points. If the Wall Street Journal Prime is no longer available, then the interest rate due under this Note shall be based on a comparable index and spread as may be determined by Bank at its sole discretion. Maker acknowledges that the interest rate shall change as the Wall Street Journal Prime changes from time to time. Interest shall be calculated on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated The rate of interest to be charged from time to time, pursuant to this paragraph is hereinafter called the "Interest Rate."

2.           Repayment; Renewal.

(a)           Commencing May 1, 2010, and on the same day of each month thereafter, interest on the outstanding principal balance of this Note shall be due and payable. All remaining unpaid principal together with interest accrued thereon shall be due and payable on September 29, 2010.

(b)           Borrower may extend the term of this Note for up to two (2) additional 364-day terms provided that: (i) no Event of Default (as defined in Section 6 hereof) shall then exist and no Event of Default shall have occurred during the term of this Note which shall not have been cured, (ii) Borrower shall have given Lender at least thirty (30) days prior written notice of Borrower's intention to extend the term of this Note, (iii) with respect to the first 364-day extension, Borrower must make a Four Million Dollar ($4,000,000,00) principal repayment on this Note prior to the date this Note would mature but for the extension, and (iv) if Borrower wants to renew the Note for the second of the 364-day periods provided for above, Borrower must have previously renewed the Note in accordance with the terms of this section. Any renewal of the term of this Note by Borrower pursuant to this paragraph shall be on all the terms and conditions set forth in this Note.

(c)           The principal balance of this Note may be prepaid, in whole or in part, at any time by Borrower provided, however, that any partial prepayment of principal shall be applied to the last principal payments coming due under the Note.

3.           Late Charges. If any installment of interest or principal or any other payment due under this Note is not paid within ten (10) days after the date that the installment or payment is due, Borrower promises to pay Lender a "late charge" equal to the greater of Ten Dollars ($10,00) or 5% of the past due monthly payment required by this Note.

4.           Default Rate. In the event Borrower shall fail to make any one or more payments on account of interest, principal, charges, or premiums within five (5) days after the date the same shall become due and payable, as provided herein, Borrower shall pay to Lender interest on any overdue payment of principal, interest, charges and premiums at the highest rate allowed by applicable law (the "Default Rate"), from the date the same shall become due and payable until the date paid- Following an Event of Default hereunder, the term "interest Rate" as used in this Note shall be deemed to be the Default Rate until such time as such Event of Default is cured, at which point the "Interest Rate" will no longer be deemed the Default Rate.

5.           Security for Note. This Note is secured by, inter alia: (i) a Security and Pledge Agreement dated September 30, 2009, as modified by Modification of Security and Pledge Agreement dated October 14, 2009, as further modified, by a Modification Security and Pledge Agreement of even date herewith (collectively, the "Borrower DD Stock Pledge Agreement"), executed by Borrower, (ii) a Security Agreement dated September 30, 2009, as modified by Modification of Security Agreement dated October 14, 2009, as further modified by a Modification of Security Agreement of even date herewith (collectively, the "Borrower Security Agreement"), executed by Borrower, (iii) a Cash Collateral Pledge Agreement dated October 14, 2009, as further modified by a Modification of Cash Collateral Pledge Agreement dated September 30, 2009, as modified by Modification of Cash Collateral Pledge Agreement of even date herewith (collectively, the "Cash Collateral Agreement"), executed by Borrower and (iv) a Security and Pledge Agreement dated September 30, 2009, as modified by Modification of Security and Pledge Agreement dated October 14, 2009, as further modified by a Modification of Security and Pledge Agreement of even date herewith (collectively, the "Textor Pledge Agreement"), executed by John C. Textor and Deborah W. Textor (the Borrower DD Stock Pledge Agreement, the Borrower Security Agreement, the Cash Collateral Agreement and the Textor Pledge Agreement are collectively called the "Security Documents").

6.           Acceleration; Remedies. Upon (i) the failure of Borrower to make any payment of principal or interest when due hereunder, which failure shall continue for five (5) days from and after the due date for such payment (provided, however, this grace period shall only be available to Borrower twice in any period of twelve consecutive months), or (ii) the occurrence of an Event of Default, as that term is defined in the Loan Agreement dated September 30, 2009, executed by Borrower and Lender, as modified by Modification of Loan Agreement dated October 14, 2009, as further modified by a Modification of Loan Agreement of even date herewith (collectively, the "Loan Agreement") (each such default is hereinafter called an "Event of Default") and the expiration of the grace period, if any, applicable to such Event of Default specifically provided for in the Loan Agreement, the unpaid principal with interest and all other sums shall at the option of Lender become immediately due and payable, Failure to exercise this option shall not constitute a waiver of the right to exercise this option in the event of any subsequent default In addition to the right to accelerate all principal or interest due hereunder, upon the occurrence of an Event of Default, Lender is authorized at any time, at its option, without notice or demand, to setoff and charge against any deposit accounts of Borrower or any other party liable for payment hereunder (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights or interest of Borrower or any other party liable for payment hereunder), which at any time shall come into possession or custody or under the control of the Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Lender shall also have all rights and remedies available under the Loan Agreement, the Security Documents and all other documents which secure repayment hereof, available at law or in equity.

7.           Payment of Costs. In the event this Note is turned over to an attorney at law for collection after the occurrence of an Event of Default, in addition to the principal, interest, late charges, and/or premiums due hereunder, Lender shall be entitled to collect all costs of collection including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and shall also be secured by the Security Documents.

8.           Waiver. As to this Note, the Loan Agreement, the Security Documents, and any other documents or instruments evidencing or securing the indebtedness, together with any amendments to modifications from time to time of any of the foregoing (collectively, the "Loan Documents"), Borrower and all guarantors, if any, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive valuation and appraisement presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Borrower and all guarantors.

9.           Waiver of Jury Trial. BORROWER AND LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO ONE ANOTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. BORROWER AND LENDER AGREE THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

10.         Usury Limitations. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender, or collected by Lender, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable usury laws, if under any circumstances whatsoever fulfillment of any provision hereof or any other Loan Documents, at the time performance of such provision shall be due, shall involve an amount or any portion thereof in excess of the limit of validity prescribed by law, then ipso facto, the payment to be made or the amount to be delivered to be fulfilled shall be reduced to the limit of such validity, and if under any circumstances Lender shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

11.         Severability. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

12.         Governing Law. Borrower hereby acknowledges, consents and agrees (i) that the provisions of this Note and the rights of all parties mentioned herein shall be governed by the laws of the State of Florida and interpreted and construed in accordance with such laws (excluding the conflict of laws for the State of Florida) and (ii) that venue for any proceeding instituted to enforce this Note shall lie in Palm Beach County, Florida, and any objections to such jurisdiction or venue are hereby waived.

13.         No Waiver by Lender. No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the State of Florida, by agreement, or otherwise. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

14.         No Offsets. No indebtedness evidenced by this Note shall be deemed to have been offset or shall be offset or compensated by all or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which Borrower may have or claim to have against Lender now or hereafter. Furthermore, in respect to the present indebtedness of, or any future indebtedness incurred by, Borrower to Lender, Borrower waives, to the fullest extent permitted by law, the benefits of any applicable law, regulation or procedure that substantially provides that, if (i) cross-demands for money have existed between persons at any point in time and (ii) neither demand was barred by the applicable statute of limitations and (iii) an action is thereafter commenced by one such person, then the other may assert in his answer the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the answer be barred by the applicable statute of limitations,

15.         Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft or destruction of this Note, upon Lender's written request, accompanied by an indemnification and/or security reasonably satisfactory to Borrower, or in the event of the mutilation of this Note, upon Lender's surrender to the Borrower of the mutilated Note, Borrower shall execute and deliver to such party or Lender, as the case may be, a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

16.         Relationship of Parties. THE RELATIONSHIP BETWEEN BORROWER AND LENDER IS, AND AT ALL TIMES SHALL REMAIN, SOLELY THAT OF DEBTOR AND CREDITOR, AND SHALL NOT BE, OR BE CONSTRUED TO BE, A JOINT VENTURE, EQUITY VENTURE, PARTNERSHIP OR OTHER RELATIONSHIP OF ANY NATURE.

17.         Unconditional Payment. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of ail or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

18.         Ambiguity and Construction of Certain Terms. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. "Herein," "hereof and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

19.         Time of the Essence. Time is of the essence to each and every provision of this Note.

20.         Loan Agreement. Advances under this Note are and shall be subject to the terms and conditions of the Loan Agreement.

21.         Renewal Note. This Note renews, modifies, supersedes, increases and replaces that certain Renewal Promissory Note, dated October 14 2009, in the original principal amount of Fourteen Million Dollars ($14,000,000.00), executed by Borrower in favor of Lender (the "Prior Note").. The Florida documentary stamp tax in the amount of $2,450.00 due in connection with the additional advance in the amount of $2,000,000 00 reflected by this Note is being paid directly to the Florida Department of Revenue.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on its behalf under seal on the date first written above.

Digital Domain Holdings Corporation,
a Florida corporation f/k/a Wyndcrest DD
Florida, Inc., a Florida corporation

By:	/s/ John C.Textor
Name: John C.Textor
Its: Chief Executive Officer

FLORIDA DOCUMENTARY STAMP TAX
REQUIRED BY LAW IN THE AMOUNT OF
$ 2,450.00_______ HAS BEEN PAID
OR WILL BE PAID DIRECTLY TO THE
DEPARTMENT OF REVENUE.
CERTIFICATE OF REGISTRATION
NO. 65-0982180 (201.1336 (6). F.S)